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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 2003, in the Registration Statement (Form S-1) and the related Prospectus of VistaCare, Inc. for the registration of shares of its common stock expected to be filed on or about April 29, 2003.


                                             /s/ Ernst & Young LLP


Phoenix, Arizona
April 24, 2003